Exhibit 10.29

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into this 10th day of December, 2012 by and among NRFC PE Fund Investor LLC, a Delaware limited liability company (the “Subscriber”), NRFC Inception, LP, a Delaware limited partnership (the “Partnership”), Inception GP, LLC a Delaware limited liability company (in its capacity as the general partner of the Partnership, the “General Partner”), REDACTED (the “Class B Limited Partner”) and NRFC PE Fund GP LLC, a Delaware limited liability company (the “Successor General Partner”), with respect to the subscription by the Subscriber for 100% of the Class A Interests of the Partnership.  Capitalized terms not otherwise defined in this Agreement (including Appendix A attached hereto) will have the meanings given to such terms in the Amended and Restated Limited Partnership Agreement of the Partnership, substantially in the form attached hereto as Exhibit A (the “Partnership Agreement”).

RECITALS

A.            The General Partner is the sole general partner of the Partnership.

B.            The Class B Limited Partner is the sole limited partner of the Partnership as of the date hereof and will be the sole limited partner of the Partnership as of immediately prior to the Closing.

C.            The Class B Limited Partner has previously contributed (or will contribute, prior to the Closing) to the capital of the Partnership all of the Class B Limited Partner’s right, title and interest in and to the Fund Investments, other than the Delayed Fund Investments.  In addition, the Class B Limited Partner has committed to contribute to the capital of the Partnership following the Closing, but no later than July 2, 2013, all of the Class B Limited Partner’s right, title and interest in and to the Delayed Fund Investments.

D.            In connection with the admission of the Subscriber as a limited partner to the Partnership, the parties are amending and restating the Partnership’s agreement of limited partnership as described more particularly in the Partnership Agreement whereby, among other things, the Class B Limited Partner’s limited partner interest in the Partnership is being converted into 100% of the Class B limited partner interest therein.

E.            Immediately following the Closing, the General Partner shall resign as the general partner of the Partnership and the Successor General Partner shall be appointed and admitted as the successor general partner of the Partnership.

F.             Subject to the terms and conditions set forth herein, the Subscriber desires to subscribe for the Subscription Interests, and the General Partner, on behalf of the Partnership, desires to issue the Subscription Interests on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the forgoing recitals and the representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE 1  THE TRANSACTION

1.1          Subscription Interests.  Subject to the terms and conditions of this Agreement and the Partnership Agreement, at the Closing, the Subscriber hereby subscribes for 100% of the Class A Interest in the Partnership as of the Effective Time (the “Subscription Interests”) and agrees to make a Capital Commitment to the Partnership equal to (x) $417,607,542 (the “Purchase Price”) plus (y) the aggregate Unfunded Capital Commitments (as set forth on Schedule 2.06 of the Contribution Agreement under the column heading “Unfunded Capital Commitment”) (collectively, the “Aggregate Subscription Amount”) (as such Aggregate Subscription Amount may be adjusted from time to time pursuant to the terms of the Partnership Agreement).  The Subscriber acknowledges and agrees that a capital contribution may be due at or shortly following the Closing, provided, however, that the General Partner shall provide the Subscriber with at least three (3) Business Days’ prior written notice of any such required capital contribution.

1.2          Cash Adjustment Amounts.  Class B Limited Partner Capital Contribution with respect to Distribution True-Up Amount.  Simultaneously with the Closing, the Class B Limited Partner agrees to make a cash capital contribution in U.S. dollars to the Partnership in an amount equal to the Distribution True-Up Amount (if any), which cash capital contribution shall be in addition to the Class B Limited Partner’s other capital commitment obligations under the Partnership Agreement.  The limited partners of the Partnership shall be entitled to receive a distribution of cash from the Partnership following the Closing of 100% of the Distribution True-Up Amount, which cash distribution shall be made pursuant to Section 7.8 of the Partnership Agreement.

(a)           Class A Limited Partner Capital Contribution with respect to Contribution True-Up Amount.  Within three (3) Business Days following the Closing Date (or simultaneously with the Closing if the Subscriber is given at least three (3) Business Days prior written notice of the Contribution True-Up Amount), the Subscriber agrees to make a cash capital contribution in U.S. dollars to the Partnership in an amount equal to the Contribution True-Up Amount, which cash capital contribution shall reduce on a dollar-for-dollar basis the Subscriber’s unfunded capital commitment obligations under the Partnership Agreement.  The Class B Limited Partner shall be entitled to receive a priority distribution of cash from the Partnership on the Closing Date pursuant to Section 7.8(a) of the Partnership Agreement following the contribution by the Subscriber of the Contribution True-Up Amount, which cash distribution shall be senior in priority to any other distribution to the limited partners of the Partnership.

(b)           Calculation of Distribution True-Up Amount and Contribution True-Up Amount.  The Class B Limited Partner and the Subscriber agree to jointly calculate the Distribution True-Up Amount and the Contribution True-Up Amount in good faith; however, in the event of an error in calculating Distribution True-Up Amount and/or the Contribution True-Up Amount is discovered by any of the General Partner, the Successor General Partner, the Class B Limited Partner or the Subscriber following the Closing, each party agrees to provide notice of such error to the other parties promptly following such party’s knowledge or discovery of such error and the parties agree to recalculate in good faith the Distribution True-Up Amount and the Contribution True-Up Amount, as applicable, to eliminate such error.

(c)           Recalculation of Distribution True-Up Amount.  In the event of a recalculation of the Distribution True-Up Amount, the Class B Limited Partner and the Partnership agree to true-up between themselves to reflect the correct Distribution True-Up Amount (e.g., if the revised Distribution True-Up Amount is greater than the Distribution True-Up Amount determined as of the Closing, then the Class B Limited Partner shall make an additional cash capital contribution to the Partnership in an amount equal to the difference) and, to the extent that the Partnership is required to make a payment to the Class B Limited Partner pursuant to this Section 1.2(c), the limited partners of the Partnership will be required to return the excess distributions received by them with respect to the Distribution True-Up Amount in the same ratio as such limited partners received such distribution.

(d)           Recalculation of Contribution True-Up Amount.  In the event of a recalculation of the Contribution True-Up Amount, the Subscriber and the Partnership agree to true up between themselves to reflect the correct Contribution True-Up Amount (e.g., if the revised Contribution True-Up Amount is greater than the Contribution True-Up Amount determined as of the Closing, then the Subscriber shall make an additional cash capital contribution to the Partnership in an amount equal to the difference) and, to the extent that the Partnership is required to make a payment to the Subscriber pursuant to this Section 1.2(d), the Class B Limited Partner will be required to return the excess distributions received by it with respect to the Contribution True-Up Amount.

(e)           Netting of True-Up Amounts.  Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that Contribution True-Up Amount and the Distribution True-Up Amount payable in connection with the Closing may be netted, with such net amount payable by Subscriber or the Class B Limited Partner (as applicable) in accordance with this Section 1.2, provided that there is appropriate documentation to evidence that the full Contribution True-Up Amount and Distribution True-Up Amount then due has been fully paid by the applicable limited partner for all purposes.

(f)            Treatment of Securities and Non-Cash Proceeds.  Any securities and other non-cash proceeds received by the Class B Limited Partner between June 30, 2012 (the “Valuation Date;” provided that, with respect to the REDACTED, “Valuation Date” shall mean December 31, 2011) and the Closing Date as an in kind distribution from a Fund shall be retained by the Class B Limited Partner (i.e., not contributed to the Partnership) and shall be included in the calculation of the Distribution True-Up Amount based on the value assigned to such securities by the applicable Fund at the time of distribution thereof to the Class B Limited Partner.

(g)           Foreign Currency Exchange.  The amount of any foreign currency denominated capital contributions made or foreign currency denominated cash distributions received by the Class B Limited Partner with respect to the Funds after the Valuation Date shall be converted to U.S. dollars using the average of the buy and sell exchange rates for such foreign currency reported by Bloomberg, L.P. as of 5:00 p.m. in New York, New York on the day such amount was paid or received.

(h)           Transfer Expenses.  All Transfer Expenses shall be borne by the Partnership and the Partnership shall reimburse the Class B Limiter Partner and the Subscriber for any such expenses incurred by them.

ARTICLE 2  CLOSING AND CLOSING DELIVERIES

2.1          Closings; Time and Place.  The issuance of 100% of the Subscription Interests to the Subscriber hereunder will be consummated in a single closing (the “Closing”), which shall be subject to the satisfaction or waiver of all of the applicable conditions set forth in Article 6.  The date on which the Closing occurs shall be called the “Closing Date;” provided that the Closing Date shall be at least ten (10) Business Days following the satisfaction or waiver of all conditions set forth in Section 6.1 hereof or, subject to Section 7.1(c), at such other date, time or place as the General Partner and the Subscriber may agree.  The Closing will take place by exchange of executed documents via electronic mail to be followed by exchange of executed documents, or at such place as the Subscriber and the General Partner may agree.  The Closing shall occur at 10:00 A.M. local time, on the Closing Date.  The Closing shall be effective (and the possession and control of the Subscription Interests shall vest in the Subscriber) as of the Effective Time.

2.2          Closing Deliveries.

(a)           Deliveries by the General Partner.  At the Closing, the General Partner shall deliver to the Subscriber the following items duly executed by the Class B Limited Partner and the General Partner, as applicable, all of which shall be in a form and substance reasonably acceptable to the Subscriber:

(i)            Partnership Agreement.  The Partnership Agreement with any changes to the form attached hereto as Exhibit A subject to the approval of the Subscriber in its sole discretion, duly executed by the General Partner;

(ii)           Contribution Agreement.  The Contribution Agreement with any changes to the form attached hereto as Exhibit B subject to the approval of the Subscriber in its sole discretion, duly executed by the Class B Limited Partner (as Contributor);

(iii)          Transfer Documents.  True and complete copies of the instruments of conveyance evidencing the contribution and transfer of all of the Fund Investments to the Partnership (other than any Delayed Fund Investments), together with copies of all Required Consents related thereto and copies of all certificates or other documents, if any, evidencing the Partnership’s ownership of the Fund Investments;

(iv)          Notice of Resignation and Appointment of Successor General Partner.  To the extent reasonably requested by the Successor General Partner, copies of any notices and other filings contemplated being provided or executed by the General Partner by Section 5.3 of this Agreement; and

(v)           Partnership and General Partner Certificate of Good Standing.  A certificate from the Secretary of State (or other applicable office) in the jurisdiction in which the Partnership and the General Partner are organized, dated as of the Closing Date (or as close thereto as reasonably practicable), certifying as to the good standing of the Partnership and the General Partner.

(b)           Deliveries by Subscriber.  At the Closing, the Subscriber shall deliver the following items to the Partnership, duly executed by the Subscriber, all of which shall be in a form and substance reasonably acceptable to the General Partner:

(i)            Partnership Agreement.  The Partnership Agreement with any changes to the form attached hereto as Exhibit A subject to the approval of the General Partner and the Class B Limited Partner in their respective sole discretion, duly executed by the Subscriber;

(ii)           Contribution Agreement.  The Contribution Agreement with any changes to the form attached hereto as Exhibit B subject to the approval of the Subscriber in its sole discretion, duly executed by the Successor General Partner on behalf of the Partnership;

(iii)          Officer’s Certificate.  A certificate from the Subscriber signed by an executive officer thereof with respect to the matters described in Section 6.1(b)(i);

(iv)          Certificate of Good Standing.  A certificate from the Secretary of State (or other applicable office) in the jurisdiction in which the Subscriber is organized, dated as of the Closing Date (or as close thereto as reasonably practicable), certifying as to the good standing (to the extent such concept is recognized in such jurisdiction) of the Subscriber; and

(v)           Closing Capital Contribution by Subscriber.  Only if the Subscriber has been given at least three (3) business days prior written notice of the Contribution True-Up Amount, the Subscriber shall make a cash capital contribution to the Partnership by wire transfer of immediately available funds denominated in U.S. dollars in an amount equal to the Contribution True-Up Amount; otherwise such capital contribution shall be made as and when required by Section 4.2(d) of the Partnership Agreement.

(vi)          Parent Guaranty.  A guaranty in the form attached hereto as Exhibit C (the “Class A Limited Partner Guaranty”) executed by NorthStar Realty Finance Corp., a Maryland corporation (the “Class A Limited Partner Guarantor”).

(c)           Delivery by the Class B Limited Partner.

(i)            Closing Capital Contribution by the Class B Limited Partner.  At the Closing, the Class B Limited Partner shall make a cash capital contribution to the Partnership by wire transfer of immediately available funds denominated in U.S. dollars in an amount equal to the Distribution True-Up Amount;

(ii)           Officer’s Certificate.  A certificate from the Class B Limited Partner signed by an executive officer thereof with respect to the matters described in Section 6.1(a)(i);

(iii)          Partnership Agreement.  The Partnership Agreement with any changes to the form attached hereto as Exhibit A subject to the approval of the Subscriber in its sole discretion, duly executed by the Class B Limited Partner; and

(iv)          Contribution Agreement.  The Contribution Agreement with any changes to the form attached hereto as Exhibit B subject to the approval of the Subscriber in its sole discretion, duly executed by the Class B Limited Partner.

(d)           Delivery by the Successor General Partner.

(i)            Officer’s Certificate.  A certificate from the Successor General Partner signed by an executive officer thereof with respect to the matters described in Section 6.1(b)(i); and

(ii)           Certificate of Good Standing.  A certificate from the Secretary of State (or other applicable office) in the jurisdiction in which the Successor General Partner is organized, dated as of the Closing Date (or as close thereto as reasonably practicable), certifying as to the good standing (to the extent such concept is recognized in such jurisdiction) of the Successor General Partner

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE CLASS B LIMITED PARTNER AND THE GENERAL PARTNER

Except as specifically set forth on Schedule 3 (the “Disclosure Schedule”) (the parts of which are numbered to correspond to the individual Section numbers of this Article 3), the Class B Limited Partner and the General Partner each hereby represents and warrants to the Subscriber as follows as of the date hereof and as of the Closing Date:

3.1          Organization; Good Standing; Activities.  The Class B Limited Partner is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power to own its properties and to carry on its business as it is now being conducted.  The General Partner is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power to own its properties and to carry on its business as it is now being conducted.  The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power to own its properties and to carry on its business as it is now being conducted.  Since its inception, the Partnership has not conducted any activities.  Other than this Agreement, the Partnership does not have any liabilities or obligations other than pursuant to those Transaction Agreements to which it is a party.

3.2          Authority; Binding Nature of Agreements.  The Class B Limited Partner, the General Partner and the Partnership each have all requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements to which it is a party.  The execution, delivery and performance by each of the Class B Limited Partner, the General Partner and the Partnership of this Agreement and the other Transaction Agreements to which it is a party have been authorized by all requisite action on the part of the Class B Limited Partner, the General Partner and the Partnership, respectively.  This Agreement and all other Transaction Agreements to which any of the Class B Limited Partner, the General Partner or the Partnership is a party have been (or will have been, as of the Closing) duly and validly executed and delivered by such party, as the case may be, and, assuming the due authorization, execution and delivery of the same by the Subscriber and the other parties thereto, constitute (or will constitute, as of the Closing) the legal, valid and binding obligations of the Class B Limited Partner, the General Partner and/or the Partnership, as the case may be, enforceable against the Class B Limited Partner, the General Partner and/or the Partnership, as the case may be, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

3.3          No Conflicts; Required Consents.  The execution, delivery and performance of this Agreement or any other Transaction Agreement by the Class B Limited Partner, the General Partner or the Partnership, the Class B Limited Partner’s contribution of the Fund Investments and Delayed Fund Investments to the Partnership and the Partnership’s issuance of the Subscription Interests to the Subscriber hereunder do not and will not (with or without notice or lapse of time):

(a)           conflict with, violate or result in any breach of: (i) any of the constitutive documents of the Class B Limited Partner, as presently in effect, or any resolution adopted by the board of directors (or comparable governing body) of the Class B Limited Partner; (ii) the General Partner’s certificate of formation or the General Partner’s limited liability company agreement; (iii) the Partnership’s certificate of limited partnership or the Partnership Agreement; (iv) any law or regulation applicable to the Class B Limited Partner, the General Partner or the Partnership; or (v) any provision of any Contract to which the Class B Limited Partner, the General Partner or the Partnership is a party or by which the General Partner or the Partnership are bound;

(b)           result in the imposition or creation of any Encumbrance upon or with respect to any of the Subscription Interests, the Fund Investments or the Delayed Fund Investments other than restrictions on subsequent transfer set forth in the Fund Agreements and Delayed Fund Agreements; or

(c)           except as set forth on Schedule 5.1, require the Class B Limited Partner, the General Partner or the Partnership to obtain any Consent (other than the consent of the general partners or managers of, or lenders to, the Funds to the transfer of the Fund Investments and Delayed Fund Investments to the Partnership and the admission of the Partnership as a limited partner to the Funds and Delayed Funds) or make or deliver any filing or notice to a Governmental Authority or any other party.

3.4          Contribution Agreement; Title to Fund Investments and Delayed Fund Investments.  The Partnership has not and will not waive any condition to any closing in the Contribution Agreement without the written consent thereto of the Subscriber.  Prior to the Closing, the Partnership or Class B Limited Partner will be the exclusive legal and beneficial owner of the Fund Investments and will own the Fund Investments free and clear of all Encumbrances of any kind or nature, except, with respect to each Fund Investment, for any restrictions on subsequent transfer contained in the applicable Fund Agreements and other than restrictions under applicable federal and state securities laws.  Immediately following each closing under the Contribution Agreement with respect to any Delayed Fund Investment, the Partnership will be the exclusive legal and beneficial owner of such Delayed Fund Investment transferred at such closing and will own such Delayed Fund Investment free and clear of all Encumbrances of any kind or nature, except, with respect to such Delayed Fund Investment, for any restrictions on subsequent transfer contained in the applicable Delayed Fund Agreements and other than restrictions under applicable federal and state securities laws.

3.5          Title to Subscription Interests.  Upon the Closing, the Subscriber will acquire exclusive, legal and beneficial title and ownership of the Subscription Interests, free and clear of all Encumbrances, except for any restrictions on subsequent transfer contained in the Partnership Agreement and other than restrictions under applicable federal and state securities laws.  Other than the Class B Limited Partner and the Subscriber, there will be no other limited partners of the Partnership as of the date of admission of the Subscriber.

3.6          Fund Agreements.

(a)           To the Knowledge of the Class B Limited Partner, based solely upon information provided by the general partner or manager of the applicable Fund, Schedule 3.6 sets forth a true, correct and complete list of all Fund Agreements and Delayed Fund Agreements, solely to the extent that such agreements or documents are in the possession of the Class B Limited Partner or the General Partner.  Except as set forth on Schedule 3.6, to the Knowledge of the Class B Limited Partner, there are no additional Fund Agreements or Delayed Fund Agreements to which the Class B Limited Partner or the Partnership is a party or otherwise bound other than the Fund Agreements and Delayed Fund Agreements listed on Schedule 3.6.

(b)           As of the Closing, the Class B Limited Partner or the General Partner will have delivered or made available to the Subscriber true, correct and complete copies of all Fund Agreements, including all amendments, supplements, modifications and waivers thereof, solely to the extent that such agreements or documents are in the possession of the Class B Limited Partner or the General Partner.  As of the Closing with respect to any Delayed Fund Investment, the Class B Limited Partner or the General Partner will have delivered or made available to the Subscriber true, correct and complete copies of all Delayed Fund Agreements, including all amendments, supplements, modifications and waivers thereof, with respect to such Delayed Fund Investment, solely to the extent that such agreements or documents are in the possession of the Class B Limited Partner or the General Partner.

(c)           To the Knowledge of the Class B Limited Partner, the Class B Limited Partner and the Partnership have performed in all material respects the terms, covenants and conditions contained in each Fund Agreement and Delayed Fund Agreement that are required to be performed by the Class B Limited Partner and the Partnership, respectively, on or prior to the Closing Date.

(d)           To the Knowledge of the Class B Limited Partner, neither the Partnership nor the Class B Limited Partner has received (or given) any written notice that it is in default under or in violation or breach of any Fund Agreement or Delayed Fund Agreement.

3.7          Proceedings and Orders.

(a)           There is no Proceeding pending or, to the Knowledge of the Class B Limited Partner, threatened against or affecting the Class B Limited Partner, which, if adversely determined, would question the validity of, or prevent the consummation of, the transactions contemplated by this Agreement and the other Transaction Agreements or materially and adversely affect the Fund Investments or the Delayed Fund Investments.  To the Knowledge of the Class B Limited Partner, no event has occurred and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b)           To the Knowledge of the Class B Limited Partner, there is no Order in effect issued by any Governmental Authority preventing the consummation of the Transactions, seeking any Damages as a result of the Transactions or otherwise affecting the right or ability of the Subscriber to acquire and own the Subscription Interests.

3.8          Brokers.  Other than Eastdil Secured, LLC, no broker, finder investment banker or other Person acting on behalf of the Class B Limited Partner, the General Partner or the Partnership is entitled to any brokerage, finders or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Class B Limited Partner, the General Partner, the Partnership or any of their respective Affiliates.

3.9          Solvency.  Each of the Class B Limited Partner and the Partnership are solvent, and will not be rendered insolvent as a direct result of the transactions contemplated hereby.

3.10        Absence of Outstanding Obligations to Return Distributions.  To the Knowledge of the Class B Limited Partner, none of the Class B Limited Partner, the General Partner or the Partnership has received any written notice that any such party is obligated to return any distribution to any Fund or Delayed Fund.

3.11        Absence of Partnership Liabilities.  Upon the Closing, the Partnership will have no liabilities or obligations, contingent or otherwise, other than those obligations set forth in the Transaction Agreements.

3.12        Contribution Agreement.  The representations and warranties (and related schedules and exhibits referenced therein (as same may be updated pursuant to Section 5.7)) made by the Class B Limited Partner and the Partnership in the Contribution Agreement are true and correct and are hereby incorporated by reference and remade by the Class B Limited Partner and General Partner as if fully set forth herein.  The transactions contemplated by the Contribution Agreement were duly authorized by all necessary corporate action on the part of the Class B Limited Partner and all necessary partnership action on the part of the Partnership.

3.13        No Additional Representations.  Except for the representations and warranties made by the Class B Limited Partner, the General Partner and the Partnership in this Article 3 or in any other Transaction Document to which Subscriber is a party, none of the Class B Limited Partner, the General Partner or the Partnership, or any other Person (including any Affiliate or representative thereof) makes any express or implied representation or warranty with respect to the Class B Limited Partner, the General Partner, the Partnership and the Subscription Interests,

and the Class B Limited Partner, the General Partner and the Partnership hereby disclaim any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, none of the Class B Limited Partner, the General Partner or the Partnership or any other Person makes or has made any representation or warranty to Subscriber, any of Subscriber’s Affiliates or any of their respective representatives with respect to (i) the fair market value of the Subscription Interests, (ii) any underlying portfolio company or portfolio investment of any Fund or any financial projection, forecast, estimate, valuation or budget relating to any Fund or (iii) any oral or written information presented to Subscriber, any Subscriber’s Affiliates or any of their respective representatives in the course of their due diligence investigation of the Subscription Interests, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by the Class B Limited Partner, the General Partner and the Partnership in this Article 3 or in any other Transaction Document to which the Class B Limited Partner and the Partnership is a party.

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to the General Partner and the Class B Limited Partner as follows as of the date hereof and as of the Closing Date:

4.1          Organization and Good Standing.  The Subscriber is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2          Authority; Binding Nature of Agreements.  The Subscriber has all requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements to which it is a party.  The execution, delivery and performance by the Subscriber of this Agreement and the other Transaction Agreements to which it is a party have been approved by all requisite action on the part of the Subscriber. This Agreement and all other Transaction Agreements to which the Subscriber is a party have been (or will have been, as of the Closing) duly and validly executed and delivered by the Subscriber, and, assuming the due authorization, execution and delivery of the same by the Class B Limited Partner and the other parties thereto, constitute (or will constitute, as of the Closing) the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

4.3          No Conflicts; Required Consents.  The execution, delivery and performance of this Agreement or any other Transaction Agreement by the Subscriber does not and will not (with or without notice or lapse of time):

(a)           conflict with, violate or result in any breach of: (i) any of the provisions of the Subscriber’s operating agreement, as presently in effect; (ii) any law or regulation applicable to the Subscriber; or (iii) any provision of a Contract to which the Subscriber is a party or by which the Subscriber is bound; or

(b)           result in the imposition or creation of any Encumbrance upon or with respect to any of the Subscription Interests, the Fund Investments or the Delayed Fund Investments other than restrictions on subsequent transfer set forth in the Fund Agreements and Delayed Fund Agreements; or

(c)           except as set forth on Schedule 5.1, require the Subscriber to obtain any Consent or make or deliver any filing or notice to a Governmental Authority or any other party.

4.4          Purchase for Investment; Subscriber’s Status.  The Subscriber acknowledges that the Subscription Interests have not have been registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws.  The Subscriber (a) is acquiring the Subscription Interests solely for investment for its own account with no present intention to distribute any of such Subscription Interests to any Person and (b) will not sell or otherwise dispose of any of such Subscription Interests, except in compliance with the Partnership Agreement, the Fund Agreements (to the extent applicable), the registration requirements or exemption provisions of the Act and any other applicable securities laws.  The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act, and a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Subscriber has evaluated the merits and risks of purchasing the Subscription Interests on the terms set forth in this Purchase Agreement on its own and without reliance upon the Class B Limited Partner, the General Partner or the Partnership, and has such knowledge and experience in financial and business matters and in making investments of this type that it is capable of evaluating the merits and risks of such purchase, and is aware of and has considered the financial risks and financial hazards of purchasing the Subscription Interests on the terms set forth in this Agreement, and further understands and agrees: (i) that the Subscriber must bear the economic risk of its investment until the termination of the Partnership; (ii) that the Partnership is not being registered as an “investment company” as the term “investment company” is defined in Section 3(a) of the Investment Company Act; (iii) that the transfer of the Subscription Interests and the substitution of another limited partner for the Subscriber are restricted by the terms of the Partnership Agreement; and (iv) that the Partnership does not have any intention of registering the Partnership as an “investment company” under the Investment Company Act or of registering the Subscription Interest under the Act or of supplying the information which may be necessary to enable the Subscriber to sell the Subscription Interests.  The Subscriber understands that there is no public or other market for the Subscription Interests, and it is not anticipated that such a market will ever develop.  The Subscriber further understands that for the foregoing reasons, the Subscriber will be required to retain ownership of the Subscription Interests and bear the economic risk of this investment for an indefinite period of time.  Without limiting Section 3.13, the Subscriber acknowledges that none of the Class B Limited Partner, the General Partner or the Partnership, or any of their respective representatives (i) makes any representation or warranty of any kind, with respect to, and has no responsibility with respect to, the solvency, financial condition or business operations or financial statements of any of the Funds or their portfolio companies or investments or (ii) has given Subscriber or any of its agents or affiliates any investment advice and that the Agreed Contribution Values of the Fund Investments may be more or less than the fair market value of Fund Investments and the Subscription Interests.

4.5                               Suitability.  THE SUBSCRIBER HAS CONSULTED ITS OWN ATTORNEYS, ACCOUNTANTS AND INVESTMENT ADVISERS WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE SUBSCRIBER.

4.6                               Employee Benefit Plan.  Subscriber is not, and is not acting on behalf of any Person, subject to Title I of ERISA and/or section 4975 of the Code, and none of Subscriber’s assets are deemed to include “plan assets” of any “benefit plan investor” as that term is defined in section 3(42) of ERISA.

4.7                               Availability of Funds.  The Subscriber was formed or reformed for the purpose of acquiring the Interests hereunder.  The Subscriber (together with its Affiliates) currently has, and will continue to have, available funds in cash sufficient for it to fulfill all of the economic obligations of the Subscriber under this Agreement and the Partnership Agreement and to pay all required related fees and expenses.  The Subscriber’s ability to consummate the Transactions is not contingent upon its ability to obtain any debt or equity financing.  Immediately after giving effect to the transactions contemplated by this Agreement, the Subscriber will be able to pay its respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay its respective debts (including a reasonable estimate of the amount of all contingent liabilities).

4.8                               No Need for Liquidity.  The Subscriber has no need for liquidity in connection with its purchase of the Subscription Interests, and is able to bear the risk of loss of its entire investment in the Subscription Interests.

4.9                               Securities Laws.  The Subscriber first learned of the Partnership in the State of New York, and intends that the state securities laws of that state alone shall govern this transaction.

4.10                        Knowledge and Experience.  The Subscriber has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Partnership.

4.11                        Anti Money Laundering Representations.  The Subscriber hereby acknowledges that the Partnership seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, the Subscriber hereby represents, warrants and agrees that, to the Subscriber’s knowledge based only upon such due diligence as required by applicable U.S. federal anti-money laundering law:

(1)                                 None of the cash or property that the Subscriber has paid, will pay or will contribute to the Partnership has been or shall be derived from, or related to, any illegal activities, including but not limited to money laundering activities, or have been used or will be used to finance any illegal activities;

(2)                                 No contribution or payment by the Subscriber to the Partnership shall cause the Partnership or the General Partner to be in violation of the United States Bank Secrecy Act, the United States Money Laundering

Control Act of 1986 or the United States International Money Laundering Abatement and Anti Terrorist Financing Act of 2001 (collectively, the “Anti Money Laundering Laws”);

(3)                                 Neither the Subscriber nor, to the Subscriber’s Knowledge, any of its beneficial owners appear on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Asset Control of the United States Department of the Treasury (“OFAC”), or is otherwise a party with which the Partnership is prohibited from dealing under the laws of the United States;

(4)                                 The monies used to fund the Subscriber’s investment in the Subscription Interests will, to the Subscriber’s Knowledge, not be derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (i) under a U.S. embargo enforced by OFAC, (ii) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (iii) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern;” and

(4)                                 The Subscriber: (i) has conducted due diligence with respect to all of its beneficial owners, (ii) to the Subscriber’s Knowledge has established the identities of all beneficial owners and (iii) will retain evidence of any such identities and any such due diligence.

The Subscriber shall promptly notify the General Partner if any of these representations in this Section 4.11 cease to be true and accurate in all material respects regarding the Subscriber.  The Subscriber agrees to promptly provide to the General Partner any additional information in the Subscriber’s possession regarding the Subscriber or its beneficial owners that the General Partner reasonably deems necessary to ensure compliance with all applicable material laws concerning money laundering and similar activities.  The Subscriber understands and agrees that if at any time it is discovered that any contribution or payment by the Subscriber to the Partnership would (or did) cause the Partnership, the General Partner, or the Class B Limited Partner to be in violation of the Anti Money Laundering Laws, or if otherwise required by applicable law, regulation or administrative pronouncement related to money laundering and similar activities, the General Partner may undertake appropriate actions to ensure compliance with applicable law, regulations and administrative pronouncements, including, but not limited to segregation and/or redemption of the Subscriber’s investment in the Partnership.  The Subscriber further understands that the Partnership or General Partner may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the General Partner, in its reasonable discretion, determines that it is in the best interests of the Partnership in light of relevant rules, regulations and administrative pronouncements under the Anti Money Laundering Laws.

4.12                        Imperfect Information.  Subscriber acknowledges that the Class B Limited Partner, the General Partner and the Partnership may be in possession of material, nonpublic information relating to the Fund Investments, Delayed Fund Investments and the Subscription

Interests and, in that event, except as is required under the terms of this Agreement, will not disclose such information to Subscriber.  Subscriber further acknowledges that it is prepared to subscribe for the Subscription Interests on the foregoing basis and thereby waives any right to rescind or invalidate such subscription or to seek any damages or other remuneration from the Class B Limited Partner, the General Partner or the Partnership based on the possession of any material, non-public information by the Class B Limited Partner, the General Partner or the Partnership or the lack of possession of any such material, non-public information by Subscriber.

4.13                        Brokers.  No broker, finder investment banker or other Person acting on behalf of the Subscriber or its affiliates is entitled to any brokerage, finders or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of either the Subscriber or any of its Affiliates for which the Class B Limited Partner or the Partnership would be responsible for the payment of such fee or commission if the Closing occurs.

4.14                        Proceedings and Orders.

(a)                                 There is no Proceeding pending or, to the Knowledge of the Subscriber, threatened against or affecting the Subscriber, which, if adversely determined, would question the validity of, or prevent the consummation of, the transactions contemplated by this Agreement and the other Transaction Agreements.  To the Knowledge of Subscriber, no event has occurred and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b)                                 To the Knowledge of the Subscriber, there is no Order in effect issued by any Governmental Authority preventing the consummation of the Transactions, seeking any Damages as a result of the Transactions or otherwise affecting the right or ability of either the Subscriber to acquire and own the Subscription Interests.

ARTICLE 5  COVENANTS

5.1                               Consents.  As promptly as practicable after the date of this Agreement, but subject to Article 7, (a) each of the General Partner, the Partnership and the Class B Limited Partner shall use its commercially reasonable efforts to obtain all Consents and make and deliver all filings and notices listed or required to be listed on Schedule 5.1 (the “Required Consents”), (b) the Subscriber shall use its commercially reasonable efforts to obtain all Required Consents (if any) applicable to the Subscriber’s admission to the Partnership, and (c) the Class B Limited Partner and General Partner shall deliver or make available to Subscriber true, correct and complete copies of all Fund Agreements and Delayed Fund Agreements, including all amendments, supplements, modifications and waivers thereof, solely to the extent that such agreements or documents are in the possession of the Class B Limited Partner or the General Partner and subject to any confidentiality restrictions.  Notwithstanding anything herein to the contrary, none of the General Partner, the Successor General Partner, the Partnership, Subscriber, or the Class B Limited Partner shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Required Consent may be required, except as set forth in the Transaction Agreements.

5.2                               Certain Conduct.  Except as consented to in writing by the Subscriber, the Class B Limited Partner will not:  (i) dispose, liquidate, mortgage or sell any of the Subscription Interests; (ii) consent to amend or modify any Fund Agreement or Delayed Fund Agreement; (iii) dispose, liquidate, mortgage or sell any of the Fund Investments or Delayed Fund Investments other than (A) to the transfer of such Fund Investments and Delayed Fund Investments to the Partnership or (B) pursuant to the Class B Limited Partner’s compliance with a specific contractual obligation in a Fund Agreement or Delayed Fund Agreement (e.g., a right of first refusal); (iv) make any voluntary capital contributions or fail to make any required capital contributions related to the Fund Investments or Delayed Fund Investments; (v) create or permit to exist any lien on any of the Fund Investments, Subscription Interests or Delayed Fund Investments; (vi) default under, breach or take any other action the effect of which would be to cause the Class B Limited Partner to incur a penalty or other specified consequence under any agreement governing any of the Fund Investments; (vii) approve or reject any matter that is submitted to the partners of a Fund or Delayed Fund for their approval; (viii) except as contemplated by the Transaction Agreements, cause the Partnership to incur any liability, contingent or otherwise, or enter into any contract; (ix) agree to do any of the foregoing.  The Subscriber shall not withhold or delay its consent to actions under clause (ii) of the preceding sentence so long as such amendment or modification to such Fund Agreement or Delayed Fund Agreement, as the case may be, does not increase the capital commitment of the Class B Limited Partner or the Partnership in a Fund or Delayed Fund or otherwise adversely affect the Partnership’s rights thereunder.

5.3                               Successor General Partner.

(a)                                 Immediately after the Closing, the General Partner shall resign and withdraw as the general partner of the Partnership (and such resignation shall be governed by the terms of the Partnership Agreement) and the Successor General Partner shall be appointed and admitted as the successor general partner of the Partnership; in connection therewith, (i) the General Partner and Successor General Partner shall cooperate with one another to provide notice of the change of the general partner of the Partnership, including providing notice thereof with the Delaware Secretary of State, filing an amendment to the Partnership’s Certificate of Limited Partnership and providing notice thereof to such third-parties as the General Partner and/or the Successor General Partner deems appropriate or advisable, including, without limitation, notice thereof to the Partnership’s lenders, banks, brokerage firms and accountants (and updating the authorized signatories for the Partnership’s accounts with any such entities) and (ii) each of the Class B Limited Partner and Subscriber shall consent to such appointment and admission of the Successor General Partner.

(b)                                 The General Partner and the Class B Limited Partner shall each provide the Successor General Partner with copies (if available), of (i) any notice or other communication received by the General Partner relating to a default or event which, with notice or lapse of time or both, would become a default, under any Fund Agreement, (ii) any notice or other communication received by the General Partner or the Class B Limited Partner relating to any contemplated or pending claim, action, suit, proceeding or investigation by any governmental department, commission, board, agency, instrumentality or authority involving or relating to the Partnership or Fund, (iii) any matter which would cause any material change with respect to any representations or warranties made by the General Partner or Class B Limited Partner in this Agreement, (iv) any notice or other communication of a follow-on financing round or investment opportunity with respect to the Fund Investments and/or Delayed Fund Investments and (v) such other documents and information as may be reasonably requested from time to time by the Successor General Partner to the extent such documents or information is in the possession of the Class B Limited Partner or the General Partner.

(c)                                  The Successor General Partner hereby represents and warrants to the General Partner and the Class B Limited Partner as follows as of the date hereof and as of the Closing Date:

(i)                                     The Successor General Partner is a limited liability company  duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)                                  The Successor General Partner has all requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements to which it is a party.  The execution, delivery and performance by the Successor General Partner of this Agreement and the other Transaction Agreements to which it is a party have been approved by all requisite action on the part of the Successor General Partner. This Agreement and all other Transaction Agreements to which the Successor General Partner is a party have been (or will have been, as of the Closing) duly and validly executed and delivered by the Successor General Partner, and, assuming the due authorization, execution and delivery of the same by the Class B Limited Partner and the other parties thereto, constitute (or will constitute, as of the Closing) the legal, valid and binding obligations of the Successor General Partner, enforceable against the Successor General Partner in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

(iii)                               The execution, delivery and performance of this Agreement or any other Transaction Agreement by the Successor General Partner does not and will not (with or without notice or lapse of time):

(1)                                 conflict with, violate or result in any breach of: (i) any of the provisions of the Successor General Partner ‘s operating agreement, as presently in effect; (ii) any law or regulation applicable to the Successor General Partner; or (iii) any provision of a Contract to which the Successor General Partner is a party or by which the Successor General Partner is bound; or

(2)                                 result in the imposition or creation of any Encumbrance upon or with respect to any of the Subscription Interests, the Fund Investments or the Delayed Fund Investments other than restrictions on subsequent transfer set forth in the Fund Agreements and Delayed Fund Agreements; or except as set forth on Schedule 5.1, require the Successor General Partner to obtain any Consent or make or deliver any filing or notice to a Governmental Authority or any other party.

5.4                               Rights of First Offer and First Refusal.  To the extent that the Subscriber or any Affiliate of the Subscriber is entitled to purchase any Fund Investment pursuant to a right of first refusal, right of first offer or any other similar contractual right or obligation pursuant to any Fund Agreement by virtue of the Subscriber or such Affiliate being a limited partner of a Fund, the Subscriber shall (and shall cause each of its Affiliates to) waive such right.

5.5                               Cooperation.  At the sole cost and expense of Subscriber, the Class B Limited Partner and General Partner shall reasonably cooperate with Subscriber in structuring the investments contemplated by the Transaction Agreements taking into consideration Subscriber’s (or its Affiliate’s) status as a REIT and if, based on written advice of counsel, the holding of certain Fund Investments by the Partnership would jeopardize the qualification of Subscriber (or its Affiliate) as a REIT, then the Class B Limited Partner shall (at the request and sole cost and expense of Subscriber) take such other actions as are reasonably necessary to mitigate or prevent jeopardizing the qualification of Subscriber (or its Affiliate) as a REIT.

5.6                               No Solicitation; No Disclosure.  Except for discussions and disclosure to the Subscriber and the Successor General Partner and their Affiliates, each of the Partnership, the Class B Limited Partner and the General Partner agrees that it will not, and it will cause its Affiliates, agents and representatives not to, initiate contact with, solicit any inquiry or proposal by or enter into discussions with, or disclose any information regarding the Interests, or afford access to its properties, books or records relating to the Interests to any other corporation, general or limited partnership, limited liability company, person or other entity or group in connection with any proposed sale or transfer of any of the Interests, other than pursuant to this Agreement.

5.7                               Fund Information.  Notwithstanding anything to the contrary herein or in the other Transaction Agreements:

(a)                                 Subscriber agrees and acknowledges that detailed financial information that is to be provided on Schedule I and Schedule 2.06 to the Contribution Agreement and Exhibit A-1 to the Partnership Agreement (collectively, the “Financial Schedules”) has not been included on such Financial Schedules as of the date hereof due to confidentiality restrictions in the relevant Fund Agreements (and the Class B Limited Partner has provided only the aggregate amounts on such schedules (i.e., the aggregate Fund Contributed Value as of the Valuation Date on Schedule I and Exhibit A-1 and the aggregate of each column heading on Schedule 2.06 of the Valuation Date)).

(b)                                 Promptly following the date of this Agreement, the Class B Limited Partner will request that the general partner or manager of each Fund provide it with consent to disclose the Fund Information to Subscriber; provided that the Class B Limited Partner shall not be required to make such request with respect to any Funds for which Subscriber has previously received the Fund Information from the Class B Limited Partner or for which the Class B Limited Partner had received consent of the general partner or the manager to disclose such Fund Information prior to the date of this Agreement.  Upon receipt of approval from the relevant general partner or manager, the Class B Limited Partner will provide the Fund Information to Subscriber.

(c)                                  Neither the Closing under this Agreement, or a “Closing” (as defined in the Contribution Agreement) with respect to the contribution to the Partnership of an Interest (as defined in the Contribution Agreement) under the Contribution Agreement, will occur prior to the date that is thirty (30) days after the receipt by Subscriber of the Fund Information relating to (x) with respect to the Closing under this Agreement, the Interests (as defined in the Contribution Agreement) being concurrently therewith contributed to the Partnership by the Class B Limited Partner under the Contribution Agreement or (y) with respect to a subsequent Closing under the Contribution Agreement, such Interest(s) (as defined in the Contribution Agreement).  The Class B Limited Partner will provide Subscriber with (i) updated Financial Schedules, (ii) an updated Schedule 3.6 to this Agreement, and (iii) an updated Schedule 2.08 to the Contribution Agreement, in each instance with respect to such Interest(s) (as defined in the Contribution Agreement) at least ten (10) Business Days prior to the Closing hereunder or the “Closing” (as defined in the Contribution Agreement) with respect to such Interest(s) (as defined in the Contribution Agreement) to reflect the relevant Fund Information required to be included on such Financial Schedules and the Fund Agreements.

(d)                                 If the Subscriber provides the Class B Limited Partner with written notice within 15 days of receipt of the Fund Information for REDACTED that it does not wish to purchase such Fund Investment, such Fund Investment shall not be contributed to the Partnership and shall become an Excluded Interest, and (i) if such written notice is delivered to the Class B Limited Partner prior to the Admission Date, the Purchase Price to be funded on the Admission Date shall be reduced by the Agreed Contribution Value of the REDACTED (i.e., 51% of the Fund Contributed Value (as set forth on Schedule I of the Contribution Agreement) of the REDACTED, or (ii) if such written notice is delivered to the Class B Limited Partner after the Admission Date, an amount equal to the Agreed Contribution Value of the REDACTED shall be returned to the Subscriber by the General Partner pursuant to Section 7.8(b) of the Partnership Agreement.

(e)                                  To the extent that at any time (i)(A) the amounts distributed to the Class B Limited Partner under Section 7.8(a) of the Partnership Agreement, plus (B) the aggregate Unfunded Capital Commitments with respect to Fund Investments contributed to the Partnership as confirmed pursuant to the operation of the provisions of Section 5.7(c) above, equal (ii)(A) the Purchase Price (with respect to the portion of the Contribution True-Up Amount being distributed to the Class B Limited Partner thereunder in respect of the portion of the Contribution True-Up Amount that represents the Purchase Price for each Fund Investment or Delayed Fund Investment), plus (B) the aggregate Unfunded Capital Commitments set forth on Schedule 2.06 of the Contribution Agreement under the column heading “Unfunded Capital Commitment” as of the date hereof (without consideration of any update to such Schedule 2.06 pursuant to the operation of the provisions of Section 5.7(c)), plus (C) $25,000,000, then, at the election of Subscriber, all Interests (as defined in the Contribution Agreement) not yet contributed to the Partnership shall be deemed Excluded Interests.

(f)                                   The provisions of this Section 5.7 shall survive the Closing hereunder and shall apply with respect to each Closing under the Contribution Agreement.

ARTICLE 6  CONDITIONS TO CLOSINGS

6.1                               Conditions to Consummation of Closing.

(a)                                 Conditions to the Subscriber’s Obligation to Consummate Closing.  The obligations of the Subscriber to consummate the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Subscriber in writing:

(i)                                     Representations, Warranties and Covenants.  All of the representations and warranties of the Class B Limited Partner contained in this Agreement (A) that are qualified as to materiality shall be true and accurate in all respects and (B) that are not so qualified shall be true and accurate in all material respects, at and as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date).  The covenants and agreements contained in this Agreement to be complied with by the Class B Limited Partner at or before the Closing shall have been complied with in all material respects.  The Subscriber shall have received a certificate from the Class B Limited Partner signed by an executive officer thereof with respect to the matters described in this Section 6.1(a)(i);

(ii)                                  Transaction Agreements.  The Class B Limited Partner and the Partnership shall have delivered to the Subscriber all of the documents and agreements set forth in Section 2.2(a) and the Class B Limited Partner shall have contributed to the Partnership the capital contribution contemplated by Section 2.2(c)(i);

(iii)                               Contribution Agreement.  The Contribution Agreement shall not have been terminated nor shall have the Partnership waived any rights thereunder;

(iv)                              Class B Limited Partner Contribution, Assignment and Assumption.  The Class B Limited Partner shall have: (A) contributed to the Partnership at least 35% of the Fund Investments (as measured by the net asset value of all Fund Investments as set forth on Exhibit A-1 of the Partnership Agreement) and have committed to contribute, in one or more transactions, the Delayed Fund Investments; (B) assigned all of its rights in, to and under the Fund Agreements applicable to the Fund Investments being contributed to the Partnership concurrently with the Closing (but only to the extent such rights relate solely to such Fund Investments); (C) committed to use its good faith efforts to obtain all Required Consents required for the transfer of the Delayed Fund Investments and the assignment of rights in such Fund Agreements applicable to the Delayed Fund Investments to the Partnership no later than July 2, 2013; and (D) committed to bring forward the representations and warranties set forth herein and in the Contribution Agreement related to the Delayed Fund Investments to the closing date for the contribution of such Delayed Fund Investments to the Partnership.  Neither the General Partner nor the Partnership shall have waived any condition to closing under the Contribution Agreement without the Subscriber’s written consent thereto;

(v)                                 Required Consents.  All Required Consents required for the transfer of such Fund Investments to the Partnership and admission of the Partnership as a limited partner in the corresponding Funds shall have been obtained; and

(vi)                              Legal Proceedings.  No order of any nature issued by a court of Agreement shall be in effect, and no claim, suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

(b)                                 Conditions to the Partnership’s and the Class B Limited Partner’s Obligations to Consummate Closing.  The obligations of the Partnership and the Class B General Partner to consummate the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the General Partner in writing:

(i)                                     Representations, Warranties and Covenants.  All of the representations and warranties of the Subscriber and the Successor General Partner contained in this Agreement (A) that are qualified as to materiality shall be true and accurate in all respects and (B) that are not so qualified shall be true and accurate in all material respects, at and as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date).  The covenants and agreements contained in this Agreement to be complied with by the Subscriber at or before the Closing shall have been complied with in all material respects.  The Partnership and the Class B Limited Partnership shall have received (A) a certificate from the Subscriber signed by an executive officer thereof with respect to the matters described in this Section 6.1(b)(i) and (B) a certificate from the Successor General Partner signed by an executive officer thereof with respect to the matters described in this Section 6.1(b)(i);

(ii)                                  Transaction Agreements.  The Subscriber shall have delivered to the Partnership all of the documents and agreements set forth in Section 2.2(b);

(iii)                               Required Consents.  All Required Consents required for the transfer of such Fund Investments to the Partnership and admission of the Partnership as a limited partner in the corresponding Funds shall have been obtained; and

(iv)                              Legal Proceedings.  No order of any nature issued by a court of competent jurisdiction restraining, prohibiting or affecting the transactions contemplated by this Agreement shall be in effect, and no claim, suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall be pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

(v)                                 Deposit.  No later than one (1) Business Day after the date of this Agreement, the Subscriber shall have delivered the Deposit to the Class B Limited Partner by wire transfer of immediately available funds to an account designated by the Class B Limited Partner; provided that, if this Agreement is terminated prior to the Closing (A) pursuant to Section 7.1(a), (B) by the Subscriber pursuant to Section 7.1(b), Section 7.1(c), Section 7.1(d) or Section 7.1(e), or (C) by the Class B Limited Partner pursuant to Section 7.1(d) or Section 7.1(e), the Class B Limited Partner shall return the Deposit (without interest) to the Subscriber by wire transfer of immediately available funds to an account designated by the Subscriber.  The Class B Limited Partner is not required to hold the Deposit in a segregated or special account and the Deposit may be commingled with other funds of the Class B Limited Partner.

(v)                                 The Subscriber shall have delivered to the Class B Limited Partner and the Partnership the Class A Limited Partner Guaranty.

ARTICLE 7  TERMINATION

7.1                               Circumstances for Termination Prior to the Closing.  At any time prior to the Closing, this Agreement may be terminated by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the parties under this Agreement, at law or in equity):

(a)                                 by the mutual written consent of the Subscriber and the Class B Limited Partner;

(b)                                 by the Subscriber or the Class B Limited Partner if: (i) the non terminating party is in material breach of any material provision of this Agreement and such breach shall not have been cured or waived within thirty (30) days after receipt by the non terminating party of written notice from the terminating party of such breach; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

(c)                                  by the Subscriber or the Class B Limited Partner if the Closing has not occurred within twenty (20) Business Days after the satisfaction or waiver of all conditions set forth in Section 6.1 hereof for any reason; provided, however, that no party may terminate this Agreement pursuant to this Section 7.1(c) if the Closing shall not have been consummated within such time period by reason of the material default of such party or the failure of such party to perform in any material respect any of its covenants or agreements contained in this Agreement;

(d)                                 by the Subscriber or the Class B Limited Partner if the Closing has not occurred for any reason by April 2, 2013; provided, however, that no party may terminate this Agreement pursuant to this Section 7.1(d) if the Closing shall not have been consummated on or before such date by reason of the material default of such party or the failure of such party to perform in any material respect any of its covenants or agreements contained in this Agreement; or

(e)                                  by the Subscriber or the Class B Limited Partner if, based on advice of counsel to such party, the consummation of the transactions contemplated by this Agreement is likely to result in a material violation of applicable law or regulation.

If this Agreement is terminated in accordance with this Section 7.1, all obligations of the parties hereunder shall terminate; provided, however, that (i) the proviso at the end of Section 6.1(b)(v), the last sentence of this Section 7.1 and Article 9 shall survive any such termination; and (ii) nothing herein shall be deemed to release any party from any Liability if such termination results from any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement if such willful breach is the cause for a termination under Section 7.1(b).

ARTICLE 8  INDEMNIFICATION

8.1                               Survival of Representations and Warranties.  All representations and warranties in this Agreement or any other Transaction Agreement (other than the Basic

Representations (as hereinafter defined)) shall survive the Closing and expire on the first (1st) anniversary of the Closing Date.  The Basic Representations shall survive the Closing until liquidation of the Partnership.

8.2                               Indemnification.

(a)                                 Indemnification by the Class B Limited Partner.  The Class B Limited Partner shall indemnify and hold the Subscriber, and its employees, partners and agents, acting as such, harmless from and against all damages, losses, claims, suits, proceedings, liabilities, costs and expenses (including settlement costs, interest, penalties, reasonable attorney’s fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) (collectively, “Damages”) suffered or paid, directly or indirectly, by the Subscriber arising out of (i) the breach of any representation or warranty made by the Class B Limited Partner in this Agreement or the Transaction Agreements; (ii) any failure by the Class B Limited Partner to perform any covenant or obligation contained in this Agreement or the Transaction Agreements; or (iii) the Class B Limited Partner’s ownership of any Interests prior to the effective date of the transfer of such Interests to the Partnership, other than any Excluded Giveback Amount (as defined in the Partnership Agreement), including liabilities for taxes, charges, fees, periodic deposits and other amounts (including interest and penalties) determined to be due to any governmental entity or other third party prior to the effective date of the transfer of such Interest to the Partnership.

(b)                                 Indemnification by the Subscriber.  The Subscriber shall indemnify and hold the Class B Limited Partner, and its directors, officers, employees, and agents, acting as such, harmless from and against all Damages suffered or paid, directly or indirectly, by Class B Limited Partner arising out of (i) the breach of any representation or warranty made by the Subscriber in this Agreement or the Transaction Agreements; (ii) any failure by the Subscriber to perform any covenant or obligation contained in this Agreement or the Transaction Agreements; or (iii) the failure by the Subscriber to perform any of its obligations under the Fund Agreements or Delayed Fund Agreements as assumed pursuant to this transaction.

(c)                                  Procedure for Third Party Claims.

(i)                                     If a person entitled to assert a claim for indemnification under this Agreement shall receive notice of the assertion by any person not a party to this Agreement of any claim or of the commencement of any action or proceeding (a “Third Party Claim”) with respect to which any party is obligated to provide indemnification, the indemnified party (the “Indemnitee”) shall give the indemnifying party (the “Indemnitor”) prompt written notice after becoming aware of the Third Party Claim.  The failure of the Indemnitee to give notice as provided in this Section 8.2 shall not relieve the Indemnitor of its obligations for indemnification under this Agreement, except to the extent that the failure has materially and adversely affected the rights of the Indemnitor.  The notice from the Indemnitee shall describe the Third Party Claim in reasonable detail.

(ii)                                  An Indemnitor may elect to compromise or defend, at the Indemnitor’s own expense and by the Indemnitor’s own counsel, any Third Party Claim.  If an Indemnitor elects to compromise or defend a Third Party Claim, it shall, within thirty (30) days

(or sooner, if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and Indemnitee shall cooperate in the compromise of, or defense against, the Third Party Claim.  The Indemnitor shall pay the Indemnitee’s actual out-of-pocket expenses incurred in connection with its cooperation.  After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any legal fees and expenses subsequently incurred by the Indemnitee in connection with the defense of the Third Party Claim; provided that Indemnitee shall have the right to employ one counsel in each applicable jurisdiction (if more than one jurisdiction is involved) to represent Indemnitee if, in the Indemnitee’s reasonable judgment, a conflict of interest between the Indemnitee and the Indemnitor (or its counsel) exists in respect of the Third Party Claim, and in that event the fees and expenses of the separate counsel shall be paid by the Indemnitor.  If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Paragraph, the Indemnitee may pay, compromise or defend the Third Party Claim on behalf of and for the account and risk of the Indemnitor.  No Indemnitor shall consent to entry of any judgment or enter into any settlement, except with the written consent of each related Indemnitee (which consent shall not be unreasonably withheld or delayed), which provides for anything other than money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement or which does not contain as an unconditional term the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of the Third Party Claim.

(iii)                               If there is a reasonable likelihood that a Third Party Claim may materially and adversely affect an Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification under this Agreement, the Indemnitee will have the right, after consultation with the Indemnitor and at the cost and expense of the Indemnitor, to defend the Third Party Claim.

(d)                                 Procedure for Non Third Party Claims.  With respect to any claim for indemnification under this Agreement which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30) days after receipt of notice from the Indemnitee within which to respond to the Indemnitee.  If the Indemnitor does not respond within the thirty (30) day period, the Indemnitor shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of the claim.  If the Indemnitor does respond within the thirty (30) day period and rejects the claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee under applicable law.

(e)                                  Reduction of Claim or Loss.  If the amount of any claim or loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of the reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

(f)                                   Limits on Indemnification.

(i)                                     Notwithstanding anything herein or in the Contribution Agreement to the contrary, (i) the Class B Limited Partner, the General Partner and the Partnership shall not be obligated to provide indemnification for Damages in respect of claims made by the Subscriber under this Article 8 and Section 5.02 of the Contribution Agreement unless the total of all such Damages shall exceed five hundred thousand dollars ($500,000.00) in the aggregate, whereupon the total amount of such Damages from the first dollar shall be recoverable by the Subscriber in accordance the terms hereof, and (ii) the maximum aggregate amount of indemnification that Subscriber may recover under both this Article 8 and Section 5.02 of the Contribution Agreement from the Class B Limited Partner, the General Partner and the Partnership shall not exceed ten million dollars ($10,000,000.00).

(ii)                                  Notwithstanding Section 8.2(f)(i), (A) the Subscriber’s sole remedy with respect to a breach of the Title Representations with respect to a Fund Investment shall be to elect to have such Fund Investment treated as an Excluded Interest (to the extent such Fund Investment has not been contributed to the Partnership) or to require that the Class B Limited Partner acquire such Fund Investment from the Partnership for an amount equal to (A) the Contribution True-Up Amount paid with respect to such Fund Investment plus any amounts funded by the Class A Limited Partner under Section 4.2(a)(ii) of the Partnership Agreement (which amounts shall be solely distributable to the Class A Limited Partner) plus (B) any amounts funded by the Class B Limited Partner under Section 4.2(a)(ii) of the Partnership Agreement (which amount shall be solely distributable to the Class B Limited Partner) (an amount equal to any distributions received by each of the Class A Limited Partner or Class B Limited Partner from the Partnership under Section 7.5 of the Partnership Agreement solely with respect to Distributions received by the Partnership with respect to such Fund Investment, shall be credited against each of the amounts calculated under clause (A) or clause (B)), and (B) with respect to a breach of the Commitment Representations with respect to a Fund Investment, the Subscriber’s sole remedy shall be to request that the Class B Limited Partner provide the Subscriber with an corrected copy of Schedule 2.06 of the Contribution Agreement and, if such error resulted in the actual capital commitment of the Class B Limited Partner with respect to a Fund Investment being greater than such capital commitment as set forth on Schedule 2.06 of the Contribution Agreement, the Class B Limited Partner shall be responsible for any contributions to the Partnership to the extent of any such additional capital commitment obligation following the contribution by the Subscriber of its Capital Commitment to the Partnership.

(g)                                  Remedies Exclusive.  Subject to Section 9.9, the remedies provided in this Article 8 shall be the sole and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement (but this Article 8 shall not limit the terms, provisions, or obligations of the applicable parties under the Partnership Agreement).

(h)                                 No Consequential Damages.  Neither the Class B Limited Partner no Subscriber shall be liable to each other for consequential or punitive, special, indirect or incidental Damages or special damages in connection with its indemnification obligations under this Article 8, except to the extent payments in respect of such indemnification obligations are for Damages owed by an indemnified party to a third party.

ARTICLE 9                           MISCELLANEOUS PROVISIONS

9.1                               Expenses.  Whether or not the Transactions are consummated, each party shall pay its own out of pocket fees and expenses incurred in connection with its review of the Fund Investments and the Transaction Agreements and matters related thereto, including, without limitation, its due diligence review and negotiation of terms of its investment in the Partnership.  All Transfer Expenses shall be borne by the Partnership and the Partnership shall reimburse the Class B Limiter Partner and the Subscriber for any such expenses incurred by them

9.2                               Interpretation.  Unless the context otherwise requires (a) all pronouns and all variations thereof will be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require, (b) words in the singular include the plural, and words in the plural include the singular, (c) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision, (d) “including” or “includes,” when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by “, but not limited to,” and “, but is not limited to,” respectively, (e) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP, (f) all references to dollars or “$” shall mean United States Dollars and (g) all references in this Agreement to “Articles,” “Sections,” “Appendices,” “Exhibits” and “Schedules,” shall be to the Articles, Sections, Appendices, Exhibits and Schedules of this Agreement, unless otherwise specifically provided.

9.3                               Further Assurances.  Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transactions.  This Section 9.3 shall survive the Closing and continue in perpetuity.

9.4                               Amendments.  This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

9.5                               Assignability.  This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of the non assigning party other than to such party’s Affiliates, in which case such consent shall not be unreasonably withheld or delayed.  In connection with the foregoing, the Class B Limited Partner hereby approves NorthStar Real Estate Income Trust, Inc. and NS Income PE Fund Investor, LLC as an approved Affiliate of Subscriber.

9.6                               Entire Agreement.  This Agreement, including (a) the other Transaction Agreements contemplated herein and (b) the Appendices, Schedules and Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.  All Appendices, Schedules and Exhibits hereto are hereby incorporated herein, and all such Appendices, Schedules and Exhibits shall be deemed to be included in all referenced to this “Agreement.”  There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein and in the agreements contemplated hereby.

9.7                               Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

9.8                               Multiple Counterparts.  This Agreement may be executed in multiple counterparts, including email transmissions thereof, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

9.9                               Remedies; Specific Performance.  The parties to this Agreement understand and agree that it will be impossible to measure in money the damages that may accrue to a party to this Agreement by reason of a failure to perform any of the obligations under this Agreement, and that any such money damages would be an insufficient remedy for such failure of performance.  Therefore, each party hereto hereby consents to be subject to the remedy of specific performance and temporary and permanent injunction of any provision of this Agreement if such party shall have been found to be in violation of such provision by any court of competent jurisdiction. If any party institutes any action or proceeding to specifically enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense in such action or proceeding that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding a claim or defense that such remedy at law exists.

9.10                        Notices.  Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or electronic mail (followed by mail, postage pre-paid, or followed by a nationally recognized overnight courier service marked for overnight delivery) or (c) transmitted by U.S. mail, postage pre-paid, or by a nationally recognized overnight courier service marked for overnight delivery, in each case to the following addresses:

If to the Subscriber:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention:  Albert Tylis

Facsimile:                                         212-202-4103

E-mail:                                                        tylis@nrfc.com

with a copy to:

Duval & Stachenfeld LLP

101 Park Avenue, 11th Floor

New York, New York 10178

Attention:  Terri L. Adler, Esq.

Facsimile:                                         212-883-8883

E-mail:                                                        tadler@dsllp.com

If to the General Partner or the Partnership prior to the Closing:

c/o REDACTED

with a copy to:

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA  94105-1126

Attn:  Peter M. Phleger

E-Mail:  pphleger@morganlewis.com

Fax No.:  (415) 442-1001

If to the Partnership following the Closing:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention:  Albert Tylis

Facsimile:                                         212-202-4103

E-mail:                                                        tylis@nrfc.com

with a copy to:

Duval & Stachenfeld LLP

101 Park Avenue, 11th Floor

New York, New York 10178

Attention:  Terri L. Adler, Esq.

Facsimile:                                         212-883-8883

E-mail:                                                        tadler@dsllp.com

If to the Successor General Partner:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th Floor

New York, New York 10022

Attention:  Albert Tylis

Facsimile:                                         212-202-4103

E-mail:                                                        tylis@nrfc.com

with a copy to:

Duval & Stachenfeld LLP

101 Park Avenue, 11th Floor

New York, New York 10178

Attention:  Terri L. Adler, Esq.

Facsimile:                                         212-883-8883

E-mail:                                                        tadler@dsllp.com

If to the Class B Limited Partner:

REDACTED

with a copy to:

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA  94105-1126

Attn:  Peter M. Phleger

E-Mail:  pphleger@morganlewis.com

Fax No.:  (415) 442-1001

or to such other address or to such other person as either party shall have last designated by such notice to the other party.  Each such notice or other communication shall be effective (i) if given by facsimile or electronic mail, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.10 and receipt confirmation is received or, if transmitted after 5:00 p.m. New York City local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, including overnight air courier (e.g., Federal Express), on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

9.11                        Waiver.  The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

9.12                        Publicity.  Except as may otherwise be required by any Legal Requirement or the rules of any applicable stock exchange, no release or announcement concerning this Agreement or the Transactions shall be made without advance written approval thereof by the Class B Limited Partner and the Subscriber.  The Subscriber and the Class B Limited Partner agree to keep the terms of this Agreement confidential, except to the extent that such information (i) is information which the receiving party can demonstrate was already known to the receiving party when received, (ii) at the time of disclosure or thereafter becomes lawfully obtainable from other sources through no act or failure to act on the part of the receiving party, or (iii) is required by any Legal Requirement, the rules of any applicable stock exchange, or an order of a court of competent jurisdiction or for financial or tax reporting purposes; provided that following the Closing, the confidentiality obligations of the Subscriber and the Class B Limited Partner will be governed the terms of the Partnership Agreement.

9.13                        Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located within the State of New York.  In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper.  Each of the parties hereto also agrees that any final and non appealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside the United States.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.  Without limiting the foregoing, each party agrees that service of process on such party in the same manner as that provided for notices in Section 9.10 shall be deemed effective service of process on such party.  Notwithstanding anything herein to the contrary, the Subscriber and the Class B Limited Partner agree that, following the Closing, any dispute between or among the Subscriber, the Class B Limited Partner and/or the Successor General Partner with respect to the Partnership’s operations or the interpretation of the Partnership Agreement shall be governed by Section 14.16 (Arbitration) of the Partnership Agreement).

9.14                        Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST ANY OTHER PARTY HERETO (OR THEIR RESPECTIVE PARTNERS, MEMBERS, STOCKHOLDERS, MANAGERS, DIRECTORS, OFFICERS, CONSULTANTS OR EMPLOYEES, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR IN ANY WAY RELATING TO THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Agreement to be executed as of the date first written above

SUBSCRIBER

NRFC PE Fund Investor LLC

By:	NRFC Sub-REIT Corp., its member

	By:	/S/ Albert Tylis
		Name:	Albert Tylis
		Title:	Co-President & Chief Operating Officer

SUCCESSOR GENERAL PARTNER

NRFC PE Fund GP LLC

By:	NRFC Sub-REIT Corp., its member

	By:	/S/ Albert Tylis
		Name:	Albert Tylis
		Title:	Co-President & Chief Operating Officer

PARTNERSHIP

NRFC Inception, LP

By: Inception GP LLC, its general partner

By:	REDACTED
Name:
Title:

THE CLASS B LIMITED PARTNER

REDACTED

By:	REDACTED
Name:
Title:

GENERAL PARTNER

Inception GP LLC

By:	REDACTED
Name:
Title:

APPENDIX A

CERTAIN DEFINITIONS

“Act” shall have the meaning specified in Section 4.4.

“Affiliate” shall mean, with respect to any Person, (a) a Person directly or indirectly controlling, controlled by or under common control with such Person; (b) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person; or (c) an officer, director, member or partner of such Person or a member of the immediate family of an officer, director, member or partner of such Person.  When the Affiliate is an officer, director, member or partner of such Person, or a member of the immediate family of an officer, director, member or partner, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate.  For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the Preamble.

“Basic Representations” shall mean the representations and warranties set forth in (a) the second and third sentences of Section 3.4 of this Agreement and the first and second sentences of Section 2.05 of the Contribution Agreement (together, the “Title Representations”) and (b) 2.06 (other than the third sentence thereof which begins “The Contributor has not received notice […]”) of the Contribution Agreement (the “Commitment Representations”).

“Business Day” shall mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirement to close.

“Capital Commitment” shall have the meaning ascribed thereto in the Partnership Agreement.

“Class B Limited Partner” shall have the meaning specified in the Preamble.

“Closing” shall have the meaning specified in Section 2.1.

“Closing Date” shall have the meaning specified in Section 2.1.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Consent” shall mean any approval, consent, ratification, permission, waiver, notice or authorization (including any Governmental Approval).

“Contract” shall mean any written agreement, written contract or other legally binding written undertaking of any nature.

“Contribution Agreement” shall have the meaning ascribed thereto in the Partnership Agreement.

“Contribution True-Up Amount” shall have the meaning ascribed thereto in the Partnership Agreement.

“Damages” shall have the meaning specified in Section 8.2(a).

“Delayed Fund” shall mean, with respect to each Delayed Fund Investment, the issuer of such Delayed Fund Investment.

“Delayed Fund Agreement” shall mean, with respect to each Delayed Fund, any agreement, instrument or document (including, without limitation, side letters) to which, (a) prior to the transfer to the Partnership of the Delayed Fund Investment applicable to such Delayed Fund, the Class B Limited Partner is a party that governs or regulates the terms of the Class B Limited Partner’s ownership of such Delayed Fund Investment, and (b) following the transfer to the Partnership of the Delayed Fund Investment applicable to such Delayed Fund, the Partnership is a party that governs or regulates the terms of the Partnership’s ownership of such Delayed Fund Investment, including in each case subscription agreements, partnership agreements, assignment and assumption agreements, transfer agreements, side letters, guarantees and other similar agreements, in each case, as amended, modified or supplemented and in effect.

“Delayed Fund Investments” shall mean all Fund Investments that are not transferred at or prior to the Closing.

“Deposit” shall mean an amount equal to forty million dollars ($40,000,000.00).

“Disclosure Schedule” shall have the meaning specified in Article 3.

“Distribution True-Up Amount” shall have the meaning ascribed thereto in the Partnership Agreement.

“Effective Time” shall mean 12:01 a.m. New York time on the Closing Date.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, the related provisions of the Code, and the respective rules and regulations promulgated thereunder,

in each case as amended from time to time, and judicial rulings and interpretations thereof, and any successor statute thereto.

“Financial Schedules” shall have the meaning specified in Section 5.7(a).

“Fund” shall have the meaning ascribed thereto in the Partnership Agreement.

“Fund Agreement” shall mean, with respect to each Fund, any agreement, instrument or document (including, without limitation, side letters) to which, (a) prior to the transfer to the Partnership of the Fund Investment applicable to such Fund, the Class B Limited Partner is a party that governs or regulates the terms of the Class B Limited Partner’s ownership of such Fund Investment, and (b) following the transfer to the Partnership of the Fund Investment applicable to such Fund, the Partnership is a party that governs or regulates the terms of the Partnership’s ownership of such Fund Investment, including in each case subscription agreements, partnership agreements, assignment and assumption agreements, transfer agreements, side letters, guarantees and other similar agreements, in each case, as amended, modified or supplemented and in effect.

“Fund Information” shall mean, with respect to each Fund or Delayed Fund, (a) such Fund’s Fund Agreements or Delayed Fund Agreements (to the extent they are in the Class B Limited Partner’s possession), (b) such Fund’s or Delayed Fund’s most recent financial statements and (c) the information required to be listed on Schedule I and Schedule 2.06 of the Contribution Agreement with respect to such Fund or Delayed Fund; provided, that if (x) any Fund Agreements or Delayed Fund Agreements or (y) any offering memorandum or private placement memorandum of a Fund or Delayed Fund, are not in the Class B Limited Partner’s possession, then upon request of Subscriber, the Class B Limited Partner shall request such information from the applicable general partner or manager of the applicable Fund.

“Fund Investments” shall have the meaning ascribed thereto in the Partnership Agreement.

“GAAP” shall mean U.S. generally accepted accounting principles applied on a consistent basis.

“General Partner” shall have the meaning specified in the Preamble.

“Governmental Approval” shall mean any: (a) permit, license, certificate, concession, approval consent, ratification, exemption, waiver, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

“Governmental Authority” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indemnitee” shall have the meaning specified in Section 8.2(c)(i).

“Indemnitor” shall have the meaning specified in Section 8.2(c)(i).

“Interests” shall have the meaning ascribed thereto in the Contribution Agreement.

“Knowledge” of the Class B Limited Partner means the actual knowledge of REDACTED, without the duty to inquire.

“Knowledge” of the Subscriber means the actual knowledge of David Hamamoto and Al Tylis.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Partnership” shall have the meaning specified in the Preamble.

“Partnership Agreement” shall have the meaning specified in the Preamble.

“Person” shall mean any individual, Entity or Governmental Authority.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“REIT” means a real estate investment trust or “REIT” under the Code.

“Required Consents” shall have the meaning specified in Section 5.1.

“Subscription Interests” shall have the meaning specified in Section 1.1.

“Successor General Partner” shall have the meaning specified in the Preamble.

“Subscriber” shall have the meaning specified in the Preamble.

“Third Party Claim” shall have the meaning specified in Section 8.2(c)(i).

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement.

“Transaction Agreements” shall mean this Agreement, the Contribution Agreement, the Partnership Agreement, and all other agreements, certificates, instruments, and documents delivered by the Subscriber, the General Partner, the Partnership and/or the Class B Limited Partner in connection with the Transactions.

“Valuation Date” shall have the meaning specified in Section 1.2(f).